Exhibit 23


                        CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statement (Form S-8, No. 2-90488) pertaining to the Donaldson Comapany, Inc. Employees' Retirement Savings Plan and in the related Prospectus of our report dated January 9, 1998, with respect to the financial statements and schedules of the Donaldson Comapny, Inc. Employees' Retirement Savings Plan included in this Annual Report (Form 11-K) for the year ended July 31, 1997.


                                           /s/ Ernst & Young, LLP


Minneapolis, Minnesota
January 23, 1998